CONTRIBUTION AGREEMENT

This Contribution Agreement is dated as of the 11th day of November, 2009, and is executed by STANFORD HOLDINGS, LLC, a Delaware limited liability company ("STANFORD"), INCOMING, INC., a Nevada corporation ("INCOMING") (STANFORD and INCOMING are collectively, the "Members"), and EPHREN W. TAYLOR, II ("TAYLOR"), to and in favor of PENTROSE, LLC ("PENTROSE"). Each of the foregoing is a party hereto.

Recitals

A. Heretofore, a principal owner of STANFORD, Jason C. Freeman, has been in the business of provision of advertising services through companies owned them such as, without limitation, TMH Telemedia Services, Inc., actively participating in the advertising agency business, predominantly representing persons and entities in the field of religious and faith-based advertising and media placement.

B. TAYLOR has been an entrepreneur and has created or authored a collection of books and videos in the general nature of religious, financial, life and career coaching, motivation, inspiration and/or training which shall be known herein as the "TAYLOR WORKS" as more fully defined and described herein below. TAYLOR is a shareholder of INCOMING, presently owning 250,000 shares in the corporation with options to purchase an additional 500,000 shares.

C. The parties have entered that certain Membership Interest Transfer Agreement dated November 10, 2009 (the "MTA"), whereby STANFORD agreed to transfer to INCOMING, one half of their ownership in PENTROSE, subject to conditions in the MTA, in exchange for TAYLOR's contribution of the TAYLOR WORKS to PENTROSE and his performance of certain "Services" described therein. TAYLOR will directly benefit by the acquisition of PENTROSE membership by INCOMING by the increase in value of his shares and options in INCOMING

D. Heretofore, STANFORD owned One Hundred Percent (100.0%) of the interest in PENTROSE. INCOMING desires to obtain Fifty Percent (50.0%) of the ownership interest in PENTROSE in a conditional conveyance from STANFORD of one half of their ownership interest to be transferred in exchange for the contributions and agreements under the MTA, namely by TAYLOR's contribution of the TAYLOR WORKS (and his rendering of certain "Services" defined in the MTA) to PENTROSE.

E. Jason C. Freeman, in addition to contributions of capital he may have already made or which he may make in the future, agrees to contribute a certain amount of services to PENTROSE in the form of management and sales efforts, on a reasonable, but not full-time basis, taking into consideration his duties and responsibilities to other commercial endeavors.

NOW THEREFORE, for and in consideration of the mutual covenants and promises set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals True. The Recitals set forth above are true and correct and are an enforceable part of this Contribution Agreement as if set forth below.

2. TAYLOR Contribution.

(a) TAYLOR WORKS Defined. The term "TAYLOR WORKS", as used herein, shall include the titles: *"Building Wealth In Tough Economic Times"*, *"3 Steps To Multiply Your Retirement"*, *"Kick Start Your Business With $0"*, *"Ephren TAYLOR Real Estate Guide"*, *"Motivating Conscious"*, and *"Creating Success From The Inside Out"*, and all derivations thereof, created for any Media (defined below) which are of the kind or character of religious, financial and/or personal coaching, motivation, inspiration and/or training, and are created by TAYLOR or his employees or third parties on his behalf, or which hold out to the public that TAYLOR is the author or co-author, for so long as INCOMING owns any interest in PENTROSE. The TAYLOR WORKS include those works created for any medium, such as but not limited to books, audio tapes, CDs, DVDs (including Blu-Ray), electronic books, text document, graphic and PDF files, Internet video and/or audio streaming, and all such other formats, delivery systems or media as the TAYLOR WORKS may be provided or delivered, now and in the future (all of the various formats, delivery systems and media, collectively as, the "Media").

(b) Contribution and Conveyance. For the consideration described in the Recitals above and for the payment of $10 which is received and in hand, all of which is good and valuable consideration received by TAYLOR, TAYLOR does hereby irrevocably and unconditionally contribute, convey, assign and set over to PENTROSE all of his right, title and interest in and to the TAYLOR WORKS, which includes, but is not limited to the contribution of all copyright, trademark, and patent rights, and all other interests including existing business and contract rights related to the TAYLOR WORKS, known or unknown, which exist or may inhere to TAYLOR now or in the future (the "Contribution").

(c) Safe Harbor License; Works Made for Hire. TAYLOR further agrees that, in the event the Contribution made in Section 2(b) above shall fail to be effective for any reason as an effective conveyance to PENTROSE all of TAYLOR's right, title and interest in and to TAYLOR WORKS, TAYLOR hereby grants a perpetual, exclusive, worldwide, royalty free license to PENTROSE for its marketing and commercial exploitation of the TAYLOR WORKS. Notwithstanding any of the above, all presently existing works which are reasonably identifiable as TAYLOR WORKS shall be owned exclusively by PENTROSE and shall be deemed "works made for hire" as that term is defined by United States Copyright law, now and after INCOMING may cease to own interest in PENTROSE, until such time as PENTROSE may elect to convey, transfer, assign or otherwise dispose of the TAYLOR WORKS, in its discretion.

(e) Further Assurances; Moral Rights; Competition; Marketing. TAYLOR shall assist PENTROSE in every legal way to evidence, record and perfect the Section 2(b) Contribution and to apply for and obtain recordation of and from time to time enforce, maintain, and defend the Contributed rights and properties. If PENTROSE is ever unable for any reason to secure the signature of TAYLOR on any document that would evidence

PENTROSE's title, rights or interest, or which may be required on any copyright registration (or similar registration), or on any document of transfer or further assignment, TAYLOR hereby irrevocably and unconditionally designates and appoints PENTROSE as his duly authorized agent and attorney-in-fact, with full power of substitution to act on his behalf and in his stead , to execute, file, record or otherwise deliver any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by TAYLOR. To the extent allowed by law, the Contribution includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights," "artist's rights," "droit moral" or the like (collectively "Moral Rights"). To the extent TAYLOR retains any such Moral Rights under applicable law, TAYLOR hereby ratifies and consents to, and provides all necessary ratifications and consents to, any action that may be taken with respect to such Moral Rights by or authorized by PENTROSE; TAYLOR agrees not to assert any Moral Rights with respect thereto. TAYLOR will confirm any such ratifications, consents and agreements from time to time as requested by PENTROSE. If the above is ineffective in protecting PENTROSE from the potential event that foreign law may deem Moral Rights non-assignable, then to the extent TAYLOR is ever entitled to any benefit whatsoever, whether monetary or not, from Moral Rights in the TAYLOR WORKS, he hereby irrevocably and unconditionally assigns such benefits to PENTROSE.

(f) Waiver of Claims. In making his contribution of the TAYLOR WORKS to PENTROSE, TAYLOR does hereby forever waive, for himself, and his heirs, assigns, successors, and representatives, all claims he or they may have to any right, title and interest, including Moral Rights, in and to the TAYLOR WORKS and all works derived therefrom.

3. Representations and Warranties of TAYLOR and INCOMING. TAYLOR and INCOMING, each as they may appear below, represent and warrant to PENTROSE, that:

(a) TAYLOR is the exclusive owner of all right, title and interest, including all intellectual property rights, in and to the TAYLOR WORKS, and TAYLOR was not acting within the scope of employment of any third party when he conceived, created and expressed the TAYLOR WORKS in any Media;

(b) TAYLOR has the right, power and authority to enter this Contribution Agreement;

(c) The TAYLOR WORKS do not infringe the rights of any person or entity and TAYLOR is not aware of any violation, infringement or misappropriation of any third party's rights (or claim thereof) as a result of the TAYLOR WORKS;

(d) There are no claims threatened or pending, with respect to TAYLOR's rights in the TAYLOR WORKS or which would cause any encumbrance whatsoever upon the TAYLOR WORKS;

(e) The TAYLOR WORKS are free of all liens, security interests, encumbrances and licenses, and TAYLOR has not previously assigned, licensed or pledged any of his right, title or interest in the TAYLOR WORKS to any third party;

(f) This Contribution Agreement is valid and enforceable in accordance with its terms; and

(g) TAYLOR is not subject to any agreement, judgment or order in any jurisdiction which is inconsistent with this Contribution Agreement or the representations TAYLOR makes herein.

(h) INCOMING represents and warrants that it is a corporation in good standing in its state of incorporation and in all other states where it is required to register as a foreign corporation. INCOMING further represents and warrants that its undersigned officer and director has been duly elected and has all requisite power, right and authority to bind it to this and all of the other agreements contemporaneous with and related to this transaction. This Agreement has been duly executed and delivered by INCOMING, and constitutes the legal, valid and binding obligations of INCOMING, enforceable against it in accordance with its term. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the INCOMING.

4. Indemnification. TAYLOR shall indemnify, defend and hold harmless STANFORD, INCOMING and PENTROSE, its affiliates and its respective members, managers, directors, officers, partners, employees, agents, successors and assigns (a "PENTROSE Indemnified Party") from and against all losses, damages, liabilities, deficiencies or obligations, including, without limitation, all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable attorneys' and paralegals' fees) to which they may become subject as a result of: (i) any and all misrepresentations or breaches of a representation or warranty by TAYLOR herein; and/or (ii) any nonperformance or breach of any covenant or agreement of TAYLOR contained herein.

5. Third Party Beneficiary. STANFORD, INCOMING and TAYLOR expressly agree that PENTROSE is an intended third party beneficiary of this Contribution Agreement. Such that, upon the STANFORD's conveyance to INCOMING of one half of its ownership in PENTROSE by delivery of an ownership certificate representing INCOMING's ownership of Fifty Percent (50.0%) of PENTROSE (e.g. 50 "Units"), PENTROSE shall be entitled to TAYLOR's full and faithful performance of his duties and obligations herein. No other third parties are intended as beneficiaries of this Contribution Agreement.

6. Enforcement. This Contribution Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of Florida and the United States without regard to conflicts of laws provisions thereof. The parties hereto each consent to the jurisdiction of the State of Florida and hereby waive any objection thereto. Venue for the commencement of any action brought to enforce the terms hereof shall exclusively lie in the state and federal courts located in Duval County, Florida. The prevailing party in any action to enforce this Contribution Agreement shall be entitled to recover costs and expenses including, without limitation, attorneys'

fees. The parties hereto each recognize and agree that the TAYLOR WORKS are valuable, novel and unique, and that there is no adequate remedy at law for a breach of this Contribution Agreement, that a breach by any party hereto would irreparably harm the remaining parties and that any party bringing an action to enforce this Contribution Agreement is entitled to equitable relief (including, without limitation, an injunction) with respect to any such breach or potential breach, in addition to any other remedies available. Such relief may be sought in any court of competent jurisdiction without the need for the petitioning party to post any bond.

7. Miscellaneous. This Contribution Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which shall constitute one and the same instrument. No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any other right hereunder. If any provision of this Contribution Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given if delivered personally or by nationally-recognized overnight courier addressed to the receiving party at the address of PENTROSE (in the case of STANFORD or PENTROSE, or if to TAYLOR, at his last known work or residential address). This Contribution Agreement may only be amended in writing signed by the parties.

[signatures of the parties intentionally appear on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be duly executed as of the date first above written.

STANFORD HOLDINGS, LLC,
a Delaware limited liability company

By: ______________________________
Jason C. Freeman,
as its Manager

INCOMING, INC.,
a Nevada corporation

By: ______________________________
Ephren W. Taylor, II,
as its President and Sole Director

PENTROSE, LLC,
a Florida limited liability company

By: ______________________________
Jason C. Freeman,
as its Manager

____
Ephren W. Taylor, II